Exhibit 10.1

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 23rd day of June, 2022, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), (ii) FLUX POWER, INC., a California corporation (“Flux”), and (iii) FLUX POWER HOLDINGS, INC., a Nevada corporation (“Holdings” and together with Flux, individually and collectively, jointly and severally, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 9, 2020, as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 29, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4 (Interest Rate). Clause (a) of Section 2.4 is deleted in its entirety and replaced with the following:

“(a) Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of either (A) Prime Rate plus three and one-half of one percent (3.50%) or (B) seven and one-half of one percent (7.50%), which interest shall be payable monthly in accordance with Section 2.4(d) below.”

2.2 Section 6.9 (Financial Covenants). Section 6.9 is deleted in its entirety and replaced with the following:

“6.9 Financial Covenants.

(a)	EBITDA. Maintain, measured as of the end of each month during the following periods, EBITDA, on a trailing six (6) month basis, of at least (loss not greater than) the following:

Monthly Period Ending	Minimum EBITDA (loss not greater than)
Effective Date through June 30, 2022	$(8,000,000.00)
July 1, 2022 through September 30, 2022	$(5,500,000.00)
October 1, 2022 through the Revolving Line Maturity Date	$(4,000,000.00)

(b)	Liquidity Ratio. Maintain at all times and to be certified as of the end of each month a Liquidity Ratio of not less than 1.25:1.00.”

2.3 Section 12.2 (Successors and Assigns). Section 12.2 is hereby amended by deleting the last sentence therein in its entirety and replacing it with the following:

“Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).”

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“ “Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Two Million Four Hundred Thousand Dollars ($2,400,000.00); (provided, that in any event amounts requested and/or outstanding under this clause (b) shall at no time exceed thirty percent (30%) of the total amounts requested and/or outstanding hereunder), in each case as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing amount and/or percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

“ “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

“ “Revolving Line” is an aggregate principal amount not to exceed Eight Million Dollars ($8,000,000.00) outstanding at any time.”

2.5 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“ “EBITDA” shall mean (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, and (iv) non-cash stock compensation expense.

“ “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

“ “Liquidity” is, as of any date of determination, the sum of (a) the aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in Deposit Accounts maintained with Bank, plus (b) net billed accounts receivable; provided that any net billed accounts receivable generated from Caterpillar and Crown V-Force shall excluded from this definition.

“ “Liquidity Ratio” is, as of any date of determination, the result of (a) Liquidity divided by (b) the aggregate outstanding principle balance of the Advances.”

“ “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period..”

“ “Warrant” is the certain Warrant to Purchase Stock dated as of June 23, 2022 between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.

2.6 Section 13 (Definitions). The following defined terms set forth in Section 13.1 are deleted in their entirety:

“ “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.”

“ “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.”

2.7 Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, as supplemented by that certain First Supplement to Intellectual Property Security Agreement dated as of October 29, 2021 (the “First Supplement”), and acknowledges, confirms and agrees that said Intellectual Property Security Agreement, as supplemented, (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

6. Updated Perfection Certificates. Borrower has delivered updated Perfection Certificates dated as of the date hereof (collectively, the “Updated Perfection Certificates”), which Updated Perfection Certificates shall supersede in all respects that certain Perfection Certificate dated as of October 29, 2021 delivered by Borrower to Bank. Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificates.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

9. Effectiveness. As a condition precedent to the effectiveness of this Amendment, Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:

9.1 This Amendment duly executed on behalf of Borrower;

9.2 Duly executed signatures to the completed Borrowing Resolutions for Borrower;

9.3 A good standing certificate of Borrower, certified by the jurisdiction of incorporation of Borrower and each domestic jurisdiction in which Borrower is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof;

9.4 Certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, which shall be obtained by Bank, accompanied by written evidence (including any Uniform Commercial Code termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with this Amendment, or (ii) will constitute Permitted Liens;

9.5 Evidence reasonably satisfactory to Bank that the insurance policies and endorsements required pursuant to Section 6.7 of the Loan Agreement are in full force and effect;

9.6 Borrower’s payment of (i) a fully earned, non-refundable amendment fee of Five Thousand Dollars ($5,000.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment;

9.7 The Updated Perfection Certificates of Borrower, together with the duly executed signatures thereto;

9.8 The Warrant duly executed on behalf of Borrower;

9.9 The Acknowledgment and Reaffirmation of Subordination Agreement; and

9.10 Such other documents as Bank may reasonably request to effectuate the terms of this Amendment.

10. Post-Closing Requirement. Within thirty (30) days after the date hereof, Borrower shall deliver or cause to be delivered to Bank evidence reasonably satisfactory to Bank that the insurance policies and endorsements required pursuant to Section 6.7 of the Loan Agreement are in full force and effect. Failure to comply with the foregoing requirement within the time period noted shall constitute an Event of Default for which no grace or cure period shall apply.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		FLUX POWER, INC.

By:	/s/ Jordan Kanis	By:	/s/ Chuck Scheiwe
Name:	Jordan Kanis	Name:	Chuck Scheiwe
Title:	Managing Director	Title:	Chief Financial Officer

FLUX POWER HOLDINGS, INC.

		By:	/s/ Chuck Scheiwe
		Name:	Chuck Scheiwe
		Title:	Chief Financial Officer